Exhibit 10.2
SOMALOGIC, INC.
Key Employee Severance Plan
Amended and Restated Participation Notice
To: Roy Smythe
Date: March 28, 2023
SomaLogic, Inc. (the “Company”) has adopted the SomaLogic, Inc. Key Employee Severance Plan (the “Plan”). The Company is providing you this Amended and Restated Participation Notice (this “Participation Notice”) to inform you that you have been designated as a Participant in the Plan. A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together constitute the Summary Plan Description for the Plan. Capitalized terms used but not defined herein shall have the meanings given them in the Plan
You are a Tier 1 Participant; provided, however, that separate from and notwithstanding the terms of the Plan:
•A “Change in Control Termination” shall mean your (i) Termination Without Cause or (ii) resignation for Good Reason, in either case, that occurs within six months prior to, or twelve (12) months after, a Change in Control. To the extent necessary to comply with Section 409A of the Code, “Change in Control” shall have the meaning set forth in the Plan, but only if such transaction is also a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, as described in Treasury Regulations Section 1.409A-3(i)(5).
•In the event of a Qualifying Termination that does not constitute a Change in Control Termination, any outstanding stock options you hold will remain outstanding and exercisable for 24 months following such Qualifying Termination. You understand that by executing this Participation Notice, any of your stock options that have been considered to be “incentive stock options” prior to the date hereof, if applicable, may cease to qualify as “incentive stock options.” You hereby represent that you have either consulted your personal tax or financial planning advisor about the tax consequences of your participation in the Plan, or you have knowingly declined to do so.
Please return to the Company’s General Counsel a copy of this Participation Notice signed by you. Please retain a copy of this Participation Notice, along with the Plan document, for your records.

By:	/s/ Roy Smythe
Roy Smythe
Date:	March 28	, 2023